[LETTERHEAD]
                           Golden Spirit Mining Ltd.

            Corporate Office                  Administration Office
  177 Telegraph Road, Suite 560                1288 Alberni Street, Suite 806
               Bellingham, WA 98226         Vancouver, BC V6E 4N5
         Tel:1-888-488-6882                         Fax: 1-604-664-0498
                              www.goldenspirit.ws



                     NEW NAME AND SYMBOL FOR GOLDEN SPIRIT

                             For Immediate Release:

July 18, 2005 - Golden Spirit Mining Ltd. (OTC BB-GSGL, formerly GSML) announces that a majority of the shares entitled to vote on such matters, approved a change of name from Golden Spirit Mining Ltd. to "Golden Spirit Gaming Ltd.". On July 6, 2005, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Delaware changing the name to Golden Spirit Gaming Ltd.

The Company also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 38119R 10 8 to 38119U 10 1. Effective at the opening of business on July 18, 2005, the symbol will change from GSML to "GSGL".

Robert Klein, President of the Company states, "Since the Company's main focus is online gaming, the change of name to Golden Spirit Gaming Ltd. better reflects our corporate goal to become a successful gaming provider as well as a gaming supporter and merchandiser"

On behalf of the company,

/s/Robert Klein
Robert Klein, President

For further information contact: 1-888-488-6882

Visit our website at www.goldenspiritgaming.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Golden Spirit Mining's filings with the Securities & Exchange Commission